SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2003

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of principal executive offices)		75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99.1 Press Release

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 22, 2003, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it will be acquiring five hotel properties from FelCor Lodging Limited Partnership (“FelCor”) for $50 million in cash. The purchase price was the result of an arms’ length negotiation. The Company will use a portion of the proceeds from its initial public offering of common stock as the source of funds for the acquisition of these properties. The expected closing date is October 8, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Properties Acquired

All required financial statements of the properties being acquired will be filed by amendment to this Form 8-K no later than 60 days after the date that this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

All required pro forma financial information of the Company, taking into account the acquisition, will be filed no later than 60 days after the date that this initial report on Form 8-K must be filed.

(c)	Exhibits

99.1	Press Release of the Company dated September 22, 2003, announcing the acquisition of the FelCor properties.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2003
ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS

Chief Legal Officer